Exhibit 99.1
Health Benefits Direct Announces Second Quarter 2009 Financial Results
Radnor, PA – August 14, 2009 – Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the marketing, sales and administration of a range of insurance technology products, today announced its financial results for the second quarter ended June 30, 2009.
During the second quarter, the Company continued its previously announced restructuring activities. As part of these restructuring efforts, in the first quarter of 2009, the Company ceased selling health and life insurance products to individuals and families and disposed of a significant portion of its agency business, which is now classified as discontinued operations in the Company’s financial statements.
Second Quarter Highlights
•	Revenues from continuing operations of $1.5 million, compared to $1.4 million in the second quarter of 2008, due primarily to increased InsPro revenues from consulting, ASP and maintenance agreements.

•	Operating expenses for continuing operations of $3.5 million, compared to $3.1 million in the second quarter of 2008, primarily attributable to an increase in InsPro Technologies’ (formerly Atiam Technologies LLC) staffing and technology consultants to support current client requirements, future needs and growth plans.

•	Net loss from continuing operations of $2.0 million, compared to $1.7 million in the second quarter of 2008. This increase is consistent with the Company’s strategy to enhance InsPro Technologies’ capacity by increasing expenditures for marketing, sales, infrastructure and product development.

•	Negotiated a new sublease agreement and recorded an abandoned lease accrual of $2.0 million for our Florida office, which is reported in loss from discontinued operations.

•	Atiam Technologies renamed to InsPro Technologies.

•	At June 30, 2009, the Company had a cash balance of $2.1 million, total assets of $6.6 million and total shareholders’ equity of $1.5 million.
“Throughout the second quarter, we made further progress with our restructuring initiatives where our goal is to focus on our technology businesses and reduce expenses,” said Anthony Verdi, Acting Principal Executive Officer of Health Benefits Direct and Chief Financial Officer. “Among our major accomplishments in the second quarter was the successful negotiation of a new sublease for the majority of our Florida office space. This agreement expands a current tenant’s sublease to approximately 30,000 out of 50,000 square feet, which we anticipate will significantly mitigate the future cash outflow for the Florida office. This new agreement is effective in the third quarter and continues through February 2011. As a result of this revised sublease we recorded an approximate $2.0 million accrual for our future obligations for the Florida office in the second quarter.
“With the greater portion of our occupancy expenses covered through two subleases and the unreimbursed costs of the Florida and New York offices accounted for, we are now better positioned to focus resources on our promising technology platforms and execute our strategy to maximize our earnings potential and create shareholder value,” Mr. Verdi concluded.
About Health Benefits Direct Corporation
Through its subsidiary, InsPro Technologies, Health Benefits Direct offers InsPro software, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. Through its subsidiary, Insurint Corporation, Health Benefits Direct provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates real-time quotes from more than 100 health insurance carriers, life insurance carriers and carriers of related insurance products. www.healthbenefitsdirect.com
Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the growth potential of our technology platforms and providing the financial support and resources needed to demonstrate the strength of these growing technology businesses. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Moreover, Health Benefits Direct cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in Health Benefit Direct’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on Health Benefits Direct’s website at www.healthbenefitsdirect.com. These documents are also available on the Securities and Exchange Commission’s website at www.sec.gov. Health Benefits Direct does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.
Contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@tpg-ir.com
– financial tables to follow –

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,084,769	$1,842,419
Accounts receivable, less allowance for doubtful accounts $1,069 and $0	683,628	461,875
Tax receivable	26,290	31,290
Prepaid expenses	123,433	126,804
Other current assets	885	8,461

Total current assets	2,919,005	2,470,849

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation $377,144 and $267,384	918,167	729,881
Intangibles, net of accumulated amortization $1,410,496 and $1,021,187	1,499,763	1,911,461
Other assets	110,608	110,607

Total assets	$6,597,543	$6,372,798

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Note payable	$29,351	$—
Accounts payable	482,830	733,128
Accrued expenses	994,752	697,255
Current portion of capital lease obligations	128,524	89,297
Due to related parties	—	4,315
Deferred revenue	524,223	457,500
Liabilities of discontinued operations	2,699,450	2,238,315

Total current liabilities	4,859,130	4,219,810

LONG TERM LIABILITIES:
Deferred tax liability	—	—
Capital lease obligations	270,350	209,511

Total long term liabilities	270,350	209,511

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; Series A convertible preferred stock; 3,437,500 shares authorized, 1,000,000 shares issued and outstanding (liquidation value $10,000,000))	2,038,944	—
Common stock ($.001 par value; 200,000,000 shares authorized; 41,279,645 shares issued and outstanding)	41,279	41,279
Additional paid-in capital	45,601,829	43,281,139
Accumulated deficit	(46,213,989)	(41,378,941)

Total shareholders’ equity	1,468,063	1,943,477

Total liabilities and shareholders’ equity	$6,597,543	$6,372,798

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,535,271	$1,409,467	$3,257,710	$2,694,790

Operating Expenses:
Salaries, employee benefits and related taxes	1,820,438	1,782,906	4,346,395	3,568,869
Advertising and other marketing	37,384	20,770	141,109	23,800
Depreciation and amortization	287,045	221,030	565,407	505,515
Rent, utilities, telephone and communications	205,847	157,247	411,317	320,242
Professional fees	811,066	573,944	1,507,545	1,058,272
Other general and administrative	381,614	349,465	716,233	791,257

	3,543,394	3,105,362	7,688,006	6,267,955

Loss from operations	(2,008,123)	(1,695,895)	(4,430,296)	(3,573,165)

Gain (loss) from discontinued operations	(1,559,871)	342,814	(383,027)	(2,127,044)

Other income (expense):
Interest income	10,200	22,229	22,311	52,735
Interest expense	(23,985)	(11,605)	(44,036)	(16,215)

Total other income (expense)	(13,785)	10,624	(21,725)	36,520

Net loss	$(3,581,779)	$(1,342,457)	$(4,835,048)	$(5,663,689)

Net loss per common share - basic and diluted:
Loss from operations	$(0.05)	$(0.04)	$(0.11)	$(0.09)
Gain (loss) from discontinued operations	(0.04)	0.01	(0.01)	(0.06)

Net loss per common share - basic and diluted	$(0.09)	$(0.03)	$(0.12)	$(0.15)

Weighted average common shares outstanding - basic and diluted	41,279,645	41,808,004	41,279,645	38,410,827

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(4,835,048)	$(5,663,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	565,407	505,784
Stock-based compensation and consulting	310,691	1,371,632
Loss on impairment of property and equipment of discontinued operations	416,764	88,922
Loss on impairment of intangible assets of discontinued operations	1,222,817	295,633
Gain on the disposal of property and equipment of discontinued operations	(10,228)	—
Provision for bad debt	16,048	63,850
Changes in assets and liabilities:
Accounts receivable	(237,801)	(433,388)
Tax receivable	5,000	(36,212)
Deferred compensation advances	—	—
Prepaid expenses	3,371	(143,720)
Other current assets	7,576	9,477
Other assets	—	1,729
Accounts payable	(250,298)	96,925
Accrued expenses	297,497	(320,644)
Sub-tenant security deposit	—	—
Due to related parties	(4,315)	(28,500)
Unearned commission advances	—	—
Deferred revenue	66,723	(149,125)
Income tax payable	—	(157,288)
Liabilities of discontinued operations	(1,168,218)	(49,410)

Net cash used in operating activities	(3,594,014)	(4,548,025)

Cash Flows From Investing Activities:
Purchase of property and equipment	(288,930)	(234,945)
Proceeds from the sale of property and equipment of discontinued operations	11,495	—
Purchase of intangible assets and capitalization of software development	—	(267,202)

Net cash used in investing activities	(277,435)	(502,147)

Cash Flows From Financing Activities:
Gross proceeds from note	32,831	—
Payments on note	(3,481)	—
Gross proceeds from capital leases	154,025	126,097
Payments on capital leases	(53,959)	(12,207)
Gross proceeds from sales of preferred stock	4,000,000	—
Gross proceeds from sales of common stock	—	5,000,000
Fees paid in connection with offering	(15,617)	(70,238)

Net cash provided by financing activities	4,113,799	5,043,652

Net increase (decrease) in cash	242,350	(6,520)

Cash - beginning of the year	1,842,419	5,787,585

Cash - end of the period	$2,084,769	$5,781,065

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